UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2007

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 1, 2007, Option One Mortgage Corporation, (“OOMC”) (a wholly-owned indirect subsidiary of H&R Block, Inc. (the “Company”)), Option One Loan Warehouse, LLC (a wholly-owned subsidiary of OOMC), Option One Mortgage Capital Corporation (a wholly-owned subsidiary of OOMC) and Option One Owner Trust 2001-2 (the “Trust”) entered into Amendment Number Nine to the Second Amended and Restated Sale and Servicing Agreement with Wells Fargo Bank N.A. (“Wells Fargo”) (the “BofA Amendment”).

The primary purpose of the BofA Amendment was to eliminate the “minimum net income” covenant in OOMC’s off-balance sheet financing arrangement with Bank of America, N.A. (“BofA”) (the “BofA Warehouse Facility”). The “minimum net income” covenant required OOMC to have a minimum net income of at least $1 based on the quarter ending October 31, 2007 and to maintain a minimum net income of at least $1 for every quarter thereafter.

The BofA Warehouse Facility provides funding totaling $2,252,000,000 through June 12, 2008, subject to various triggers, events or occurrences that could result in earlier termination and bears interest at one-month LIBOR plus additional margin rates. The BofA Warehouse Facility is subject to various OOMC performance triggers, limits and financial covenants, including a tangible net worth ratio, tangible net worth to total required capital ratio, non-warehouse leverage ratio and cross-default features in which a default under other arrangements to fund daily non-prime originations would trigger a default under the BofA Warehouse Facility. In addition, the BofA Warehouse Facility permits BofA at any time to require the Trust to redeem specified borrowed amounts outstanding under the BofA Warehouse Facility.

Under the BofA Warehouse Facility, non-prime loans originated by OOMC are sold daily to the Trust, which utilizes the BofA Warehouse Facility to purchase the loans. The Trust subsequently sells the loans directly to third-party investors or back to OOMC to pool the loans for securitization, as directed by its third-party beneficial interest holders. The decision to complete a whole loan sale or a securitization is dependent on market conditions. See “Off-Balance Sheet Financing Arrangements” in Item 7 of the Company’s Form 10-K for the fiscal year ended April 30, 2007.

Certain parties to the BofA Warehouse Facility have other relationships with the Company or its affiliates. BofA and an affiliate of Wells Fargo are lending parties pursuant to credit facilities maintained by Block Financial Corporation, as borrower, and the Company, as guarantor, with various lenders. In addition, Wells Fargo serves as the indenture trustee under other mortgage warehouse facilities maintained by OOMC or its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	August 7, 2007	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary